UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.02 (d) –Election of Directors

On May 12, 2005, the Board of Directors of SatCon Technology Corporation (the “Company”) elected John M. Carroll to serve as an independent director of the Company.  Mr. Carroll has been designated as a Class I Director (filling a vacancy in that class), with a term expiring at the 2007 Annual Meeting of Stockholders.  The Board has determined that Mr. Carroll is “independent” under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.  Mr. Carroll has also been appointed to the Audit Committee of the Board.  There are no arrangements or understandings between Mr. Carroll and any other person pursuant to which he was selected as a director of the Company, and there are no related party transactions between Mr. Carroll and the Company.

Mr. Carroll is Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India, Vietnam, China and Mexico.  Prior to establishing Newgrange fifteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc.  Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant.   He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company.

A copy of the Company’s press release dated May 16, 2005, announcing the election of Mr. Carroll to the Board of Directors, is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.            Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

(Registrant)

Date: May 16, 2005	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President, Finance